UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      March 1, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 23, 2006, pursuant to the Joy Global Inc. 2003 Stock Incentive Plan, Joy Global’s Board of Directors approved the grant of restricted stock units to each non-employee director. The grants are part of the regular annual compensation payable to Joy Global’s non-employee directors. The number of restricted stock units granted on the day of each annual meeting of shareholders of Joy Global is equal to $75,000 divided by the fair market value of a share of Joy Global common stock on the grant date (rounded to the nearest whole unit). The restricted stock units granted to each non-employee director vest on the first anniversary of the grant date and are payable in the form of shares of Joy Global common stock one year after the termination of the director’s service on the Board of Directors.

ITEM 2.02 Results of Operations and Financial Condition.

A press release was issued by Joy Global Inc. on March 1, 2006 disclosing its financial results for the first quarter ended January 28, 2006.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2006, Joy Global’s Chief Financial Officer, Donald C. Roof, effectively assumed the role of principal accounting officer of Joy Global. Michael S. Olsen, who had previously served as principal accounting officer, vice president and controller of Joy Global as well as senior vice president finance of Joy Mining Machinery, relinquished his positions at Joy Global in order to devote all of his time to his duties at Joy Mining Machinery.

Additional information regarding Mr. Roof is provided in Joy Global’s annual report on Form 10-K for the year ended October 29, 2005 and Joy Global’s 2006 proxy statement, which information is hereby incorporated by reference in this report on Form 8-K.

(c)  Exhibits.

   Press release dated March 1, 2006 of Joy Global Inc. disclosing its financial results for the first quarter ended January 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: March 1, 2006	By: Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated March 1, 2006 of Joy Global Inc. disclosing its financial results for the first quarter ended January 28, 2006.